UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023

Diebold Nixdorf, Incorporated

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 Executive Parkway, P.O. Box 2520 Hudson, OH	44236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, $1.25 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, Diebold Nixdorf, Incorporated (the “Company”) has been in discussions with certain of its funded debt creditors with respect to a long-term solution for the Company’s capital structure, leverage ratio and liquidity needs (the “Transaction Discussions”). As a result of the Transaction Discussions, on May 30, 2023, the Company and certain of its direct and indirect subsidiaries (collectively, the “Company Parties”) entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with certain holders (collectively, the “Consenting Creditors”) of: (i) obligations under the Credit Agreement, dated as of December 29, 2022 (the “Superpriority Credit Agreement”), by and among the Company, Diebold Nixdorf Holding Germany GmbH, as borrower, certain of the Company Parties, as guarantors, the lenders party thereto, GLAS USA LLC, as administrative agent, and GLAS Americas LLC, as collateral agent, (ii) obligations under the Credit Agreement, dated as of December 29, 2022 (the “New Term Loan Credit Agreement”), by and among the Company, as borrower, certain of the Company Parties, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and GLAS Americas LLC, as collateral agent; (iii) the Company’s 9.375% senior secured notes due 2025 (the “2025 US Senior Notes”); (iv) Diebold Nixdorf Dutch Holding B.V.’s 9.000% senior secured notes due 2025 (the “2025 EUR Senior Notes” and, together with the 2025 US Senior Notes, the “2025 Senior Notes”); and (iv) the Company’s 8.50%/12.50% senior secured PIK toggle notes due 2026 (the “2L Notes”). The Consenting Creditors collectively hold the following approximate amounts of the Company’s outstanding secured debt obligations: (a) approximately 80% of the Company’s Superpriority Credit Agreement obligations; (b) approximately 79% of the Company’s New Term Loan Credit Agreement obligations; (c) approximately 78% of the Company’s 2025 Senior Notes obligations; and (d) approximately 58% of the Company’s 2L Notes obligations. Capitalized terms not defined have the meanings assigned to them in the Restructuring Support Agreement.

The Restructuring Support Agreement sets forth the agreed-upon terms among the Company and the Consenting Creditors for the effectuation of a deleveraging transaction through, among other things, (i) a pre-packaged chapter 11 plan of reorganization to be filed by the Company and certain of its subsidiaries (collectively, the “Debtors”) in connection with the anticipated commencement by the Debtors of voluntary cases under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “U.S. Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of Texas (the “U.S. Bankruptcy Court”), (ii) a scheme of arrangement to be filed by the Dutch Issuer relating to certain of the Company’s subsidiaries (the “Dutch Scheme Companies”) in connection with the commencement by the Dutch Issuer of voluntary proceedings (the “Dutch Scheme Proceedings”) under the Dutch Act on Confirmation of Extrajudicial Plans (Wet homologatie onderhands akkoord) (the “Dutch Restructuring Law”) in the District Court of Amsterdam (the “Dutch Court”) and (iii) recognition of such Dutch scheme pursuant to proceedings to be commenced under chapter 15 of the U.S. Bankruptcy Code by the Dutch Issuer.

Under the Restructuring Support Agreement, the Consenting Creditors have agreed, subject to certain terms and conditions, to support transactions (the “Restructuring Transactions”) that would result in a financial restructuring of the existing funded debt and existing equity interests of the Company Parties pursuant to plans to be filed in the Chapter 11 Cases (the “Chapter 11 Plan”) and the Dutch Scheme Proceedings (the “WHOA Plan”).

The Chapter 11 Plan and the WHOA Plan (together, the “Plans”) will be based on the restructuring term sheet attached to and incorporated into the Restructuring Support Agreement. Below is a summary of the treatment that the stakeholders of the Company would receive under the Chapter 11 Plan:

•

Holders of Other Secured Claims. Each holder of allowed Other Secured Claims would receive, at the Company’s option (with the reasonable consent of a requisite number of Consenting Creditors (the “Required Consenting Creditors”)): (a) payment in full in cash; (b) the collateral securing its secured claim; (c) reinstatement of its secured claim; or (d) such other treatment rendering its secured claim unimpaired in accordance with section 1124 of the U.S. Bankruptcy Code.

•

Holders of Other Priority Claims. Each holder of allowed Other Priority Claims would receive, at the Company’s option (with the reasonable consent of the Required Consenting Creditors): (a) payment in full in cash; or (b) such other treatment rendering its other priority claim unimpaired in accordance with section 1124 of the U.S. Bankruptcy Code.

•

Holders of ABL Facility Claims. On or before the effective date of the Plans (the “Effective Date”) or earlier if ordered by the U.S. Bankruptcy Court (including in the orders approving the DIP Facility (as defined below)), allowed ABL Facility Claims would be paid in full and any letters of credit will be cash collateralized.

•

Holders of Superpriority Term Loan Claims. On or before the Effective Date or earlier if ordered by the U.S. Bankruptcy Court (including in the orders approving the DIP Facility), allowed Superpriority Term Loan Claims would be paid in full.

•

Holders of First Lien Claims. On or as soon as practicable after the Effective Date, each holder of allowed First Lien Claims would receive its pro rata share of 98% of the reorganized Company’s new common equity interests (the “New Common Stock”) available for distribution to certain creditors under the Plans, which will be subject to dilution on account of (a) the issuance of the Additional New Common Stock as described below and (b) a new management incentive plan to be implemented in connection with the Chapter 11 Cases pursuant to which 6% of the number of shares of New Common Stock to be issued pursuant to the Chapter 11 Plan on a fully diluted basis (the “MIP Shares”) will be reserved for issuance to management as determined by the restructured Company’s new board of directors.

•

Holders of Second Lien Notes Claims. On or as soon as practicable after the Effective Date, each holder of allowed Second Lien Notes Claims would receive its pro rata share of 2% of the New Common Stock available for distribution to creditors under the Plans, which will be subject to dilution on account of (a) the issuance of the Additional New Common Stock related to the Backstop Premiums as described below and (b) the MIP Shares.

•

Holders of 2024 Stub Unsecured Notes Claims. On or as soon as reasonably practicable after the Effective Date, each holder of an allowed claim under or with respect to the 2024 Senior Notes (the 2024 Stub Unsecured Notes Claims) would receive its pro rata share of an amount of cash that would provide such holder with the same percentage recovery on its allowed 2024 Stub Unsecured Notes Claim that a holder of an allowed Second Lien Notes Claim would receive in respect of its allowed Second Lien Notes Claim (as diluted on account of the Additional New Common Stock, as applicable) under the Chapter 11 Plan based upon the midpoint of the equity value of the New Common Stock as set forth in the disclosure statement filed in the Chapter 11 Cases.

•

Holders of General Unsecured Claims. On the Effective Date, each allowed General Unsecured Claim would be reinstated and paid in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such allowed general unsecured claim, or otherwise provided such treatment to render it unimpaired.

•

Holders of Section 510(b) Claims. On the Effective Date, claims that could be asserted under section 510(b) of the U.S. Bankruptcy Code would be extinguished, cancelled and discharged, and holders thereof would receive no distributions from the Debtors in respect of their claims.

•	DNI Equity Holders. Each holder of an equity interest in Diebold Nixdorf, Incorporated would have such interest extinguished, cancelled and discharged without any distribution.

In addition, intercompany equity interests and claims may be reinstated, distributed, contributed, set off, settled, canceled and released, or otherwise addressed at the option of the Debtors (with the consent of the Required Consenting Creditors, such consent not to be unreasonably delayed, withheld or conditioned). As a general matter, the distributions of consideration as summarized above and set forth in more detail in the Chapter 11 Plan and the WHOA Plan take into account claim holders’ rights to payment, in respect of their claims against all the Company Parties taken as a whole.

The WHOA Plan addresses only claims held by holders of First Lien Claims, 2023 Stub First Lien Claims, Second Lien Notes Claims and 2024 Stub Unsecured Notes Claims against the Dutch Scheme Companies. The WHOA Plan would include treatment in respect of holders of such claims consistent with the treatment set forth above, except that the 2023 Stub First Lien Term Loan Claims, which hold only unsecured claims against the Dutch Scheme Companies, would be classified in a separate class in the WHOA Plan and would receive no additional consideration under the WHOA Plan beyond what they would receive in the Chapter 11 Plan.

The WHOA Plan would not propose any compromise or impairment of any trade vendor or customer of the Dutch Scheme Companies or any claims between or among Company Parties.

The Restructuring Support Agreement also includes a term sheet (the “DIP Term Sheet”) that provides that the Debtors will seek approval of a $1.25 billion debtor-in-possession term loan credit facility (the “DIP Facility”) to be provided by certain of the Company’s existing first lien lenders on the terms set forth in the DIP Term Sheet and such other terms that are acceptable to the Debtors and a requisite number of lenders under the DIP Facility. The proceeds of the DIP Facility will be used to: (i) repay in full the term loan obligations, including a make-whole premium, under the Superpriority Credit Agreement; (ii) repay in full the ABL Facility and cash collateralize letters of credit thereunder; (iii) pay costs and reasonable and documented out-of-pocket fees and expenses related to the court-supervised restructuring proceedings; (iv) make certain “adequate protection payments”; and (v) fund the working capital needs and expenditures of the Company Parties and their non-debtor affiliates during the pendency of the court supervised restructuring proceedings.

As consideration for of their commitment with respect to the DIP Facility, certain lenders who have agreed to backstop the DIP Facility (the “DIP Backstop Lenders”) will receive (i) a commitment backstop premium equal to 13.5% of the New Common Stock, (ii) an upfront premium equal to 6.5% of the New Common Stock and (iii) an additional premium equal to equal to 7.0% of the New Common Stock (collectively, the “Backstop Premiums”). Additionally, holders of First Lien Claims that wish to become a lender under the DIP Facility and that execute a joinder to the Restructuring Support Agreement prior to 11:59 p.m., New York City time, on June 2, 2023 will be eligible to participate in the DIP Facility and receive a participation premium of their pro rata portion of 10% of the New Common Stock. The New Common Stock issuable as premiums described in this paragraph is referred to herein as Additional New Common Stock.

Pursuant to the Restructuring Support Agreement, the Company Parties must implement the Restructuring Transactions in accordance with the following milestones (unless extended or waived by the Required Consenting Creditors):

•	no later than 11:59 pm Eastern Time on May 31, 2023, the Company Parties must have commenced solicitation of the Chapter 11 Plan and the WHOA Plan;

•	no later than June 1, 2023, the Debtors must have filed their chapter 11 petitions under the U.S. Bankruptcy Code and commenced the Chapter 11 Cases (such date of commencement, the “Petition Date”);

•	on the Petition Date, the Company Parties must have filed the Chapter 11 Plan and the related disclosure statement with the U.S. Bankruptcy Court;

•	no later than two days after the Petition Date, the U.S. Bankruptcy Court must have entered an interim order approving the DIP Facility;

•	no later than five days after the Petition Date, the Company Parties must have commenced the Dutch Scheme Proceedings with the Dutch Court;

•	no later than 45 days after the Petition Date, the U.S. Bankruptcy Court must have entered a final order approving the DIP Facility;

•	no later than 45 days after the Petition Date, the U.S. Bankruptcy Court must have entered an order confirming the Chapter 11 Plan;

•	no later than 75 days after the Petition Date, the Dutch Court must have entered an order sanctioning the WHOA Plan (the “Dutch Sanction Order”); and

•	no later than 80 days after the Petition Date, the Effective Date must have occurred.

In accordance with the Restructuring Support Agreement, the Consenting Creditors have agreed, among other things, to: (i) support the Restructuring Transactions as contemplated by, and within the timeframes outlined in, the Restructuring Support Agreement and the definitive documents governing the Restructuring Transactions; (ii) not object to, delay, impede, or take any action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions; (iii) vote to accept the Plans; and (iv) not transfer claims against a Company Party held by each Consenting Creditor except with respect to limited and customary exceptions, including requiring any transferee to either already be bound or become bound by the terms of the Restructuring Support Agreement.

In accordance with the Restructuring Support Agreement, the Company Parties agreed, among other things, to: (a) support and take all steps reasonably necessary and desirable to (i) consummate the Restructuring Transactions in accordance with the Restructuring Support Agreement, (ii) obtain the interim and final orders approving the DIP Facility, (iii) obtain the order confirming the Chapter 11 Plan and the Dutch Sanction Order and an order recognizing the Dutch Sanction Order in the chapter 15 proceedings and (iv) prosecute and defend any appeals relating to the order confirming the Chapter 11 Plan and the Dutch Sanction Order; (b) comply with the milestones described above; (c) use commercially reasonable efforts to obtain any and all required governmental and/or regulatory approvals for the Restructuring Transactions; (d) negotiate in good faith and, where applicable, execute and deliver certain required documents and agreements to effectuate and consummate the Restructuring Transactions as contemplated by the Restructuring Support Agreement; (e) actively oppose and object to the efforts of any person seeking to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions; (f) use commercially reasonable efforts to seek additional support for the Restructuring Transactions from other material stakeholders to the extent reasonably prudent; (g) operate their business in the ordinary course; (h) timely file a formal objection to any motion filed with the U.S. Bankruptcy Court by a third party seeking the entry of an order (i) modifying or terminating the U.S. Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable, (ii) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the U.S. Bankruptcy Code), (iii) converting any of the Chapter 11 Cases to cases under chapter 7 of the U.S. Bankruptcy Code, or (iv) dismissing any of the Chapter 11 Cases; and (i) at the request of the Required Consenting Creditors, appoint a chief restructuring officer, who shall be selected by the Required Consenting Creditors and be reasonably acceptable to the Chief Executive Officer of the Company.

The Consenting Creditors may terminate the Restructuring Support Agreement (and thereby their obligations to support the Plans) under certain circumstances, including the Company’s failure to meet the milestones described above (unless extended or waived).

A Company Party may terminate the Restructuring Support Agreement under certain circumstances, including the U.S. Bankruptcy Court’s failure to confirm the Chapter 11 Plan or dismissal of the Chapter 11 Cases or the Dutch Court’s failure to sanction the WHOA Plan. The Restructuring Support Agreement will be automatically terminated in certain circumstances, including if the Company’s board of directors determines, after consulting with counsel, that proceeding with any of the restructuring transactions contemplated by the Restructuring Support Agreement would be inconsistent with its fiduciary duties or applicable law.

Although the Company intends to pursue the Restructuring Transactions in accordance with the terms set forth in the Restructuring Support Agreement, there can be no assurance that the Company will be successful in completing a restructuring or any other similar transaction on the terms set forth in the Restructuring Support Agreement, on different terms or at all. The Restructuring Support Agreement is subject to various terms and conditions set forth therein. Moreover, consummation of the Plans will be subject to numerous conditions, including approval from the U.S. Bankruptcy Court and the Dutch Court, as applicable.

The foregoing descriptions of the Restructuring Support Agreement and Restructuring Transactions are summaries only and are qualified in their entirety by reference to the Restructuring Support Agreement, a copy of which is furnished as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure

The Company cautions that trading in its securities now and during the pendency of the Chapter 11 Cases and Dutch Scheme Proceedings is and will be highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by the holders in the Chapter 11 Cases and Dutch Scheme Proceedings. The Company expects, based on the agreed upon terms in the Restructuring Support Agreement, that its stockholders will experience a complete loss on their investment.

Cleansing Materials

The Company is obligated under confidentiality arrangements it has entered into with certain of its lenders to inform the market of certain information shared in connection with the Transaction Discussions. Certain information relating to the Company (the “Cleansing Materials”) is furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The Cleansing Materials contain projections of the Company’s cash balances, revenue free cash flow and adjusted EBITDA, among other metrics (the “Projections”). The Company generally does not publicly disclose or make external projections such as the Projections. However, the Cleansing Materials were shared pursuant to the confidentiality agreements and remained subject to non-disclosure and confidentiality restrictions until the date hereof. The Projections were not prepared with a view toward public disclosure or general use, but rather were prepared for the internal use of the Company and were provided pursuant to the confidentiality agreements for the limited purpose of providing information in connection with the Company’s discussions about a potential transaction. The estimates and assumptions underlying the Projections and any other prospective financial information or projections contained in the Cleansing Materials are inherent to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately. Accordingly, there can be no assurance that the Projections or any other prospective financial information or projections contained in the Cleansing Materials will be realized. The Company’s actual results are likely to be different than its projected results, and such differences may be material.

Disclosure Statement

Pursuant to the Restructuring Support Agreement, the Company commenced the solicitation of votes on the Plans (the “Solicitation”) on May 30, 2023. In connection with the Solicitation, the Plans and a disclosure statement related thereto (the “Disclosure Statement”) were distributed to certain creditors of the Company that are entitled to vote under the Plan. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor a solicitation of consents from any holders of securities, nor shall there be any sale of securities or solicitation of consents in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any solicitation or offer will only be made pursuant to the Disclosure Statement and only to such persons and in such jurisdictions as is permitted under applicable law.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Disclosure Statement, a copy of which is furnished as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

Press Release

In addition, on May 30, 2023, the Company issued a press release disclosing the events described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.3 and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and the exhibits hereto contain statements that are not historical information and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements include, but are not limited to, projections, statements regarding the Company’s expected future performance (including expected results of operations), future financial condition, anticipated operating results, strategy plans, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the Company’s future plans, objectives or goals are also forward-looking statements, which reflect the current views of the Company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the Company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The factors that may affect the Company’s results include, among others, the participation by the Company’s lenders and noteholders in the Restructuring Transactions, the ability to negotiate and execute definitive documentation with respect to the Restructuring Transactions, the receipt of consents required to consummate the Restructuring Transactions, satisfaction of any conditions in any such documentation, the availability of alternative transactions, the impact of publicity surrounding negotiations related to the Restructuring Support Agreement and related matters, risks and uncertainties relating to the Chapter 11 Cases and Dutch Scheme Proceedings, including but not limited to, the Company’s ability to obtain U.S. Bankruptcy Court approval with respect to motions in the Chapter 11 Cases and Dutch Court approval with respect to motions in the Dutch Scheme Proceedings, the effects of the Chapter 11 Cases and the Dutch Scheme Proceedings on the Company and on the interests of various constituents, U.S. Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, Dutch Court rulings in the Dutch Scheme Proceedings and the outcome of the Dutch Scheme Proceedings in general, the length of time the Company will operate under the Chapter 11 Cases and Dutch Scheme Proceedings, risks associated with any third-party motions in the Chapter 11 Cases and Dutch Scheme Proceedings, the potential adverse effects of the Chapter 11 Cases and Dutch Scheme Proceedings on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; finalization and receipt of the DIP Facility, the conditions to which the Company’s DIP Facility is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; whether the Company will emerge, in whole or in part, from Chapter 11 Cases and Dutch Scheme Proceedings as a going concern; the consequences of the acceleration of the Company’s debt obligations; the trading price and volatility of the Company’s common stock, and the ability of the Company to remain listed on the New York Stock Exchange, trading price and volatility of the Company’s indebtedness and other claims, and other factors included in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022 and in other documents the Company files with the SEC.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1*	Restructuring Support Agreement, dated as of May 30, 2023, among Diebold Nixdorf, Incorporated, certain of its subsidiaries and the Initial Consenting Creditors identified therein.

99.1	Cleansing Materials

99.2	Comprehensive Disclosure Statement for (I) Joint Prepackaged Chapter 11 Plan of Reorganization of Diebold Holding Company, LLC and Its Debtor Affiliates, and (II) the Netherlands WHOA Plan of Diebold Nixdorf Dutch Holding B.V. and the Dutch Scheme Companies

99.3	Press Release of Diebold Nixdorf, Incorporated, dated May 30, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and similar attachments to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted schedules and similar attachments to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated

Date: May 30, 2023	By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Executive Vice President, Chief Legal Officer and Secretary